EXHIBIT 10.18
                              ATTORNMENT AGREEMENT


Name of Owner                       Sun Borne XII, LLC; Caleb Development, LLC;
                                    and Woodmen Joint Ventures, LLP

Name of Sublessor:                  Colorado Electronics Corporation, LLC,
                                    a Colorado limited liability corporation

Name of Sublessee:                  Circuit Technology Corporation, a Utah
                                    corporation

Prime Lease:                        Net Lease dated January 8, 1998, between
                                    Owner and ETA Technologies Corporation

Address of Property:                3650-3750 North Nevada Avenue
                                    Colorado Springs, CO 80907

         THIS ATTORNMENT AGREEMENT is made and entered into as of the 30th day of November, 2001, between Owner, Sublessor and Sublessee.

                                    RECITALS:

          A. Owner and ETA Technologies Corporation entered into the Prime Lease with respect to the property referred to therein (the Property).

          B. ETA Technologies Corporation ("ETA") assigned to Sublessor all of its rights, title and interest in and to the Prime Lease pursuant to that certain Assignment dated November 30, 1998, which Owner approved.

          C. Sublessor, as lessor, and Sublessee, as lessee, have entered or are about to enter into a Sublease Agreement, the form of which has been provided to Owner (the Sublessee), pursuant to which Sublessor has agreed to sublease to Sublessee all or a portion of the Property, which is more particularly described in Exhibit A attached hereto (the Leased Premises).

          D. The parties hereto desire to assure Sublessee's possession of the Leased Premises upon the terms and conditions of the Sublease, regardless of a termination of the Prime Lease.

         NOW, THEREFORE, in consideration of the covenants hereinafter set forth, the parties hereto hereby covenant and agree as follows:

         1. Owner consents to the execution and delivery of the Sublease.

         2. Owner hereby agrees that, in the event the Prime Lease is terminated or the right to possession of Sublessee and/or ETA under the Prime Lease is terminated without termination of the Prime Leases for any reason whatsoever, the Sublease shall continue in full force and effect as a direct lease between Owner and Sublessee upon and subject to the terms, covenants and conditions thereof for the remaining balance of the term hereof. This attornment shall be effective and self-operative without the execution of any further instruments on the part of Owner or Sublessee, immediately upon the termination of the Prime Lease or the right of possession of Sublessor and/or ETA thereunder. So long as Sublessee is not in default (beyond any period given Sublessee in the Sublease to cure such default) in the payment of rent or additional charges or in the performance of any of the other terms, covenants or conditions of the Sublease on Sublessee's part to be performed, Sublessee shall not be disturbed by Owner in its possession of the Leased Premises during the term of the Sublease, or any extension or renewal thereof, or in the enjoyment of its rights thereunder.

         3. From and after such termination of the Prime Lease or the right of possession of Sublessor and/or ETA thereunder:

              (a) Sublessee will attorn to Owner, and Owner will accept such attornment.

              (b) Owner will have the same remedies against Sublessee for the breach of any agreement contained in the Sublease which Sublessor had or would have had against Sublessee if the Prime Lease had not been terminated.

              (c) Sublessee shall have the same remedies against Owner for the breach of any agreement contained in the Sublease that Sublessee had or would have had against Sublessor if the Prime Lease had not been terminated, except that Owner shall not be (i) liable for any act or omission of Sublessor or (ii) subject to any offsets or defenses which Sublessee might have against Sublessor.

         4. In the event that Sublessee shall obtain the written consent of Owner to make any changes or alterations to the Property or remove or add any improvements to the Property, then, in such event, notwithstanding any provision of the Prime Lease, Owner agrees that Sublessee shall not be obligated to restore the Property to its condition prior to such changes or alterations.

         5. Sublessor hereby consents to this Agreement and agrees that neither the execution of this Agreement nor anything done pursuant to the provisions hereof shall be deemed to modify the Prime Lease.

         6. Sublessor and Sublessee may not amend the Sublease in any way without the written consent of Owner.

         7. The term "Owner" as used in this Agreement means the then current owner of the Property, so that in the event of any sale or other transfer of the Property, the former Owner shall thereupon have no further obligations or liabilities hereunder. The provisions of this Agreement, however, shall bind all subsequent Owners of the Property.

         8. The rights under this Agreement shall inure to the benefit of and be binding upon Sublessee and its permitted successors, assigns, executors and administrators as provided in the Sublease.

         9. This Agreement shall be governed by and construed in accordance with the laws of the State in which the Property is located.

         10. This Agreement may only be amended in a writing executed by each of Owner, Sublessor and Sublessee.

         11. The substantially prevailing party in any litigation arising hereunder shall be entitled to its reasonable attorneys fees and court costs, including appeals, if any.

         12. Owner shall pay Sublessee and its successors, assigns, shareholders, officers and directors (collectively "Indemnified Parties"), upon demand and defend them against and hold them harmless from all costs, including reasonable attorney fees, expenses, fines, penalties, damages, expert and consulting fees, and other costs and expenses of any nature whatsoever (collectively "Costs") incurred by, imposed on or asserted against the Indemnified Parties, or any one of the them, with respect to or related in any manner whatsoever to the chloroform issue, including without limitation, Costs associated with monitoring, remediation, clean up, administrative or judicial orders, and liability to third parties, and to obtaining from the Colorado Department of Health ("CDH") a no-action letter with respect to the chloroform issue under C.R.S. ss. 25-16-307, as may be amended or re-enacted from time to time. The "chloroform issue" relates to any possible presence of chloroform in the ground water under the Leased Premises or as such may have migrated to the Leased Premises, as disclosed by the Phase I prepared by GES, Inc. dated December 30, 1997, and the Phase I prepared by Encon dated March 29, 1993. This indemnity includes, without limitation, the Costs that may be incurred as a result of any requirements of CDH or the Environmental Protection Agency as a condition of obtaining the no-action letter. The foregoing indemnity with respect to the no-action letter shall apply only if the letter is required by an individual or entity other than Sublessee or if Owner elects to pursue the letter during the term of the Sublease. It shall not by necessary for Sublessee to have actually paid any Costs as a condition precedent to any indemnification, but rather Owner shall pay such Costs directly when due and shall have the right to use legal counsel of its choice in obtaining the no-action letter or otherwise defending the Indemnified Parties, subject to Sublessee's reasonable approval. The Indemnified Parties shall cooperate with Owner and take all action, at no expense to the Indemnified Parties, that may be required to obtain the no-action letter. This indemnity shall not apply to any chloroform generated, placed, disposed of, or caused to be present on or under the Leased Premises by the Indemnified Parties.

         13. At such time as Owner decides to sell the Property, if at all, and so long as Sublessee is not in default of the Sublease and the Sublease is in effect, Owner shall give Sublessee the first option to purchase the Property at Owner's initial offering price to be determined at Owner's sole discretion. Sublessee shall have seven (7) days after receipt of Owner's price within which to give written notice to Owner of its intent to purchase at Owner's price, otherwise this option will automatically be deemed terminated. If Sublessee so exercises the option, the option is further contingent upon Sublessee and Owner entering into a mutually agreeable purchase and sale contract providing for a closing within sixty (60) days after Owner gives notice to Sublessee of the offered price. If the parties fail to enter into any such mutually agreeable written agreement within seven (7) days of Sublessee's exercise of this option, the option shall be deemed terminated. If the option is not exercised by Sublessee or a definitive written purchase and sale agreement is not entered into between Sublessee and Owner as provided above, Owner may offer to and sell the Property to any other person or entity at any price and on any terms it deems advisable in its sole discretion.

         IN WITNESS WHEREOF, the parties hereto have caused this Attornment Agreement to be duly executed as of the day and year first above written.

         OWNER:               SUN BORNE XII, LLC



                              By:  /s/ LeRoy Landhuis
                                 -----------------------------------------------

                              Its: Managing Member
                                  ----------------------------------------------

                              CALEB DEVELOPING, LLC



                               By:  /s/ LeRoy Landhuis
                                   --------------------------------------------

                               Its: Managing Member
                                   ---------------------------------------------

                               WOODMEN JOINT VENTURES, LLP



                              By:  /s/ LeRoy Landhuis
                                  ---------------------------------------------

                              Its: Partner
                                  ----------------------------------------------

         SUBLESSOR:           COLORADO ELECTRONICS CORPORATION, LLC



                              By:  /s/ Steven G. Miller
                                  ----------------------------------------------

                              Its:  General Manager
                                   ---------------------------------------------

         SUBLESSEE            CIRCUIT TECHNOLOGY CORPORATION



                              By:  /s/ Iehab Hawatmeh
                                   ---------------------------------------------
                              Its: President
                                   ---------------------------------------------

        AGREED TO AND
        APPROVED              By:  /s/  William Cedric Johnson
                                   ---------------------------------------------

                              Its: President
                                   ---------------------------------------------

STATE OF UTAH                         )
                                      :  SS.
COUNTY OF SALT LAKE                   )


         The foregoing instrument was acknowledged before me this _____ day of October, 2001, by _____________________________, the ___________________________
of __________________________, a ___________________________ corporation.



                                               _________________________________
                                               Notary Public

  My Commission Expires:                       Residing at:
  ________________________                     _________________________________



STATE OF UTAH                         )
                                      :  SS.
COUNTY OF SALT LAKE                   )


         The foregoing instrument was acknowledged before me this _____ day of October, 2001, by _____________________________, the ___________________________
of __________________________, a ___________________________ corporation.



                                               _________________________________
                                               Notary Public

  My Commission Expires:                       Residing at:
  _____________________                        _________________________________



STATE OF UTAH                         )
                                      :  SS.
COUNTY OF SALT LAKE                   )


         The foregoing instrument was acknowledged before me this _____ day of October, 2001, by _____________________________, the ___________________________
of __________________________, a ___________________________ corporation.



                                               _________________________________
                                               Notary Public

  My Commission Expires:                       Residing at:
  _____________________                        _________________________________



STATE OF UTAH                         )
                                      :  SS.
COUNTY OF SALT LAKE                   )


         The foregoing instrument was acknowledged before me this _____ day of October, 2001, by _____________________________, the ___________________________
of __________________________, a ___________________________ corporation.



                                               _________________________________
                                               Notary Public

  My Commission Expires:                       Residing at:
  ______________________                       _________________________________

                                    EXHIBIT A

                      Legal Description of Leased Premises

         That certain real property located in El Paso County, Colorado, more particularly described as follows:

                  142,500 SQUARE FEET ON LOTS 1 AND 2, BLOCK 1, TRW SUBDIVISION NO. 2 IN THE CITY OF COLORADO SPRINGS, EL PASO COUNTY, COLORADO;

and known by street address as 3650-3750 North Nevada Avenue, Colorado Springs, Colorado, 80907.